EX-99.1

Acasti Announces $7.5 Million Private Placement Equity Financing

Princeton, NJ, September 26, 2023 (GLOBE NEWSWIRE)-- Acasti Pharma Inc. (Nasdaq: ACST) (Acasti or the Company), a late-stage, biopharma company advancing GTX-104, its novel formulation of nimodipine that addresses the high unmet medical needs for a rare disease, aneurysmal subarachnoid hemorrhage (aSAH), today announced that it has closed a private placement of the Company's securities pursuant to the terms of a securities purchase agreement, dated September 24, 2023, by and between the Company and certain institutional and accredited investors (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold an aggregate of 1,951,371 common shares, no par value per share, pre-funded warrants (the “Pre-funded Warrants”) to purchase up to an aggregate of 2,106,853 common shares, each at a purchase price of $1.8481 per common share or Pre-funded Warrant (less $0.0001 per Pre-funded Warrant) and accompanying common warrants (the “Common Warrants”) to purchase up to an aggregate of 2,536,391 common shares, in a private placement priced at-the-market under Nasdaq rules. The private placement closed on September 25, 2023.

Each Pre-funded Warrant is exercisable for one common share at an exercise price of $0.0001 per common share, will be immediately exercisable and will expire once exercised in full. Each Common Warrant is exercisable for one common share at an exercise price of $3.003 per common share, will be immediately exercisable and will expire on the earlier of (i) the 60th day after the date of the acceptance by the U.S. Food and Drug Administration (“FDA”) of a New Drug Application for the Company's product candidate GTX-104 or (ii) five years from the date of issuance.

The offer and sale of the foregoing securities in the private placement were made in a transaction not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder, and such securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company has agreed to file an initial registration statement with the SEC covering the resale of the common shares and the common shares underlying the Pre-funded Warrants and Common Warrants issued in the private placement no later than 30 days following the closing date of the private placement.

The gross proceeds to the Company from the private placement were approximately $7.5 million, before deducting fees and expenses. The Company currently intends to use the net proceeds from the private placement for clinical trial expenses to further the Phase 3 clinical trial for GTX-104, the Company's lead product candidate, pre-commercial planning, working capital and other general corporate purposes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Acasti

Acasti is a late-stage biopharma company with drug candidates addressing rare and orphan diseases. Acasti's novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery. Acasti's lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provides seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Acasti's lead clinical asset, GTX-104, is an intravenous infusion targeting aneurysmal Subarachnoid Hemorrhage (aSAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Such forward looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms "believes," "belief," "expects," "intends," "anticipates," "estimates", "potential," "should," "may," "will," "plans," "continue", "targeted" or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements regarding the Company's anticipated use of proceeds from the private placement, the potential filing of a New Drug Application with the FDA for GTX-104 and GTX-104's potential to bring enhanced treatment options to patients suffering from aSAH are based upon Acasti's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the success and timing of regulatory submissions of the planned Phase 3 safety study for GTX-104; (ii) regulatory requirements or developments and the outcome and timing of the proposed IND application for GTX-104; (iii) changes to clinical trial designs and regulatory pathways; (iv) legislative, regulatory, political and economic developments; and (v) actual costs associated with Acasti's clinical trials as compared to management's current expectations. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in documents that have been and are filed by Acasti from time to time with the Securities and Exchange Commission and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. Acasti undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

For more information, please contact:

Acasti Contact:

Prashant Kohli
Chief Executive Officer
Tel: 450-686-4555

Email:info@acastipharma.com
www.acasti.com

Investor Relations:

LifeSci Advisors
Mike Moyer
Managing Director
Phone: 617-308-4306
Email: mmoyer@lifesciadvisors.com